SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT PURSUANT
TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934
Date of report (Date of earliest event reported): April 23, 2009
THE GORMAN-RUPP COMPANY
(Exact Name of Registrant as Specified in its Charter)
                                                      Ohio
(State or Other Jurisdiction of Incorporation)

1-6747 (Commission File Number)	34-0253990 (I.R.S. Employee Identification No.)

305 Bowman Street, Mansfield, Ohio (Address of Principal Executive Offices)	44903 (Zip Code)
                                            (419) 755-1011
(Registrant’s Telephone Number, Including Area Code)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 DEPARTURE OF DIRECTORS OR CERTAIN OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF CERTAIN OFFICERS; COMPENSATORY ARRANGEMENTS OF CERTAIN OFFICERS.
     At a meeting of the Board of Directors of The Gorman-Rupp Company held on April 23, 2009, Robert E. Kirkendall, Senior Vice President, Chief Financial Officer and Assistant Secretary announced his retirement from these positions and employment with the Company effective April 30, 2009. Judith L. Sovine, Treasurer of the Company, also announced her retirement from this position effective April 30, 2009. These retirements were effective under the Company's normal succession planning. Wayne L. Knabel, 62, was elected to the positions of Chief Financial Officer and Treasurer effective May 1, 2009. Mr. Knabel was employed by the Company in March, 2008 and previously held the positions of Vice President of Finance and Assistant to the Chief Financial Officer. Before joining the Company, Mr. Knabel was employed from March, 2003 to March, 2008 in various positions including Chief Financial Officer, Vice President Finance and Assistant Secretary by Arthur Middleton Capital Holdings, Inc. which manufactures and distributes over-the-counter nutraceuticals and performs direct marketing.
Item 8.01 OTHER EVENTS.
     At the Annual Meeting of Shareholders of The Gorman-Rupp Company held on April 23, 2009, M. Ann Harlan, Vice President, General Counsel and Corporate Secretary of The J.M.Smucker Company, Orrville, Ohio was elected to the Board of Directors of the Company effective April 23, 2009.
     At a meeting of the Board of Directors of The Gorman-Rupp Company held on April 23, 2009, Ronald D. Pittenger, former Assistant Treasurer of the Company, was elected to the positions of Vice President, Assistant Treasurer and Assistant Secretary of the Company effective May 1, 2009.
Item 9.01 FINANCIAL STATEMENTS AND EXHIBITS
(d)	Exhibits
Exhibit 99.1	News Release dated April 24, 2009
Exhibit 99.2	News Release dated April 24, 2009

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

THE GORMAN-RUPP COMPANY
By /s/ David P. Emmens
David P. Emmens
Corporate Counsel and Secretary

April 29, 2009